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                                                                    Exhibit 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 3, 1995, with respect to the consolidated financial statements of Edglo Enterprises, Inc. and Subsidiaries included in the Proxy Statement/Prospectus (Schedule 14A) of Coffee People, Inc. for the issuance of 7,464,056 shares of its common stock.

                                          Ernst & Young LLP

West Palm Beach, Florida
April 22, 1998